As filed with the Securities and Exchange Commission on October 3, 2012
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DISCOVERY LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		94-3171943
(State or Other Jurisdiction of Incorporation)		(I.R.S. Employer Identification Number)
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(Address, Including Zip, of Registrant’s Principal Executive Offices)

Discovery Laboratories, Inc. 2011 Long-Term Stock Incentive Plan
 (Full title of the plan)

Mary B. Templeton, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(215) 488-9300
(Name and address, and telephone number, including area code, of agent for service)

Copies to:
Ira L. Kotel, Esq.
SNR Denton US LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	2,500,000	(1)	$3.10	(2)	$7,750,000	$1057.10

(1)
Represents 2,500,000 previously unregistered shares of common stock, par value $0.001 per share (the “Common Stock”), of Discovery Laboratories, Inc. (the “Company”) issuable under the Company’s 2011 Long-Term Incentive Plan (the “2011 Plan”).  The 2011 Plan was initially approved by a requisite vote of the stockholders of the Company on October 3, 2011, and the Company registered the issuance of the 3,700,000 shares then underlying such plan on a registration statement on Form S-8 (File No. 333-180497) on March 30, 2012.  On September 13, 2012, the stockholders of the Company voted to amend the 2011 Plan to increase the number of shares available for issuance under such plan by 2,500,000 shares.   The Company is filing this registration statement on Form S-8 to register the issuance of such additional shares.  The 2011 Plan qualifies as an employee benefit plan as defined under Rule 405 of Regulation C.  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of Common Stock that become issuable under the 2011 Plan by reason of any stock splits, stock dividends or recapitalizations or other similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) promulgated under the Securities Act of 1933, as amended, by taking the average of the high and low sales price per share of the common stock on The Nasdaq Capital Market on October 2, 2012.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement is being filed to register the issuance of 2,500,000 previously unregistered shares of common stock, par value $0.001 per share (the “Common Stock”), of Discovery Laboratories, Inc. (the “Company”) issuable under the Company’s 2011 Long-Term Incentive Plan (the “2011 Plan”).  The 2011 Plan was initially approved by a requisite vote of the stockholders of the Company on October 3, 2011, and the Company registered the issuance of the 3,700,000 shares of Common Stock then underlying such plan on a registration statement on Form S-8 (File No. 333-180497)(the “Prior Registration Statement”) on March 30, 2012.  On September 13, 2012, the stockholders of the Company voted to amend the 2011 Plan to increase the number of shares available for issuance under such plan by 2,500,000 shares of Common Stock.  The Company is filing this registration statement to register the issuance of such additional shares.  Pursuant to General Instruction E to Form S-8 and with respect to the additional shares of Common Stock registered hereunder for issuance under the 2011 Plan, the contents of the Prior Registration Statement, including all exhibits thereto, are incorporated herein by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”), and the Note to Part I of Form S-8.  Those documents do not need to be filed with the Commission either as part of this Registration Statement or as Prospectuses or Prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed by the Company with the Commission and are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 30, 2012, as amended by the Company’s Annual Report on Form 10-K/A, filed on April 27, 2012;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2012, filed on May 15, 2012;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 14, 2012;

(d)
The Company’s Current Reports on Form 8-K and 8-K/A filed on: February 2, 2012 (excluding the matters in Exhibit 99.1 thereto, which is not incorporated by reference herein), February 8, 2012 (excluding the matters in Exhibit 99.1 thereto, which is not incorporated by reference herein), March 7, 2012 (excluding the matters in Exhibit 99.1 thereto, which is not incorporated by reference herein), March 16, 2012 (excluding the matters in Exhibit 99.1 thereto, which is not incorporated by reference herein), March 29, 2012 (excluding the matters in Item 2.02 thereof and Exhibit 99.1 thereto, which are not incorporated by reference herein), May 3, 2012 (excluding the matters in Item 2.02 thereof and Exhibit 99.1 thereto, which are not incorporated by reference herein), May 10, 2012, May 11, 2012, June 28, 2012, June 29, 2012, August 2, 2012 (excluding the matters in Item 2.02 thereof and Exhibit 99.1 thereto, which are not incorporated by reference herein), August 10, 2012, September 18, 2012, and September 20, 2012; and

(e)	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on July 13, 1995 and February 6, 2004.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The information required by Items 4 - 7 and 9 of Form S-8 is omitted in reliance on General Instruction E to Form S-8.

ITEM 8.	EXHIBITS

Exhibit No.	Description	Method of Filing

4.1	Form of Discovery Laboratories Inc. 2011 Long-Term Incentive Plan	Filed herewith.

5.1	Opinion of SNR Denton US LLP, legal counsel.*	Filed herewith.

23.1	Consent of SNR Denton US LLP (included in Exhibit 5.1)	Filed herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.

24.1	Powers of Attorney (included on signature page to this registration statement).	Filed herewith.

* In accordance with Item 8 of Form S-8, and in lieu of the opinion of counsel or determination contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrington, Commonwealth of Pennsylvania on this 30th day of September, 2012.

DISCOVERY LABORATORIES, INC.
(Registrant)

By:	/s/ W. Thomas Amick
W. Thomas Amick
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Discovery Laboratories, Inc., and each of us, do hereby constitute and appoint each of W. Thomas Amick, Mary B. Templeton, Esq., and John Tattory, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name, place and stead, in any and all capacities, in connection with this registration statement on Form S-8 under the Securities, or any registration statement for the same offering that is to be effective upon filing under the Securities Act, including, without limitation, to sign for us or any of us in our names in the capacities indicated below any and all amendments or supplements to this registration statement, including any and all post-effective amendments to the registration statement, and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Name & Title	Date
/s/ W. Thomas Amick	W. Thomas Amick Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	September 30, 2012

/s/ John G. Cooper	John G. Cooper President and Chief Financial Officer (Principal Financial Officer)	September 30, 2012

/s/ John Tattory	John Tattory Vice President, Finance and Controller (Principal Accounting Officer)	September 30, 2012

/s/ Max Link	Max Link, Ph.D. Director	September 30, 2012

/s/ Antonio Esteve	Antonio Esteve, Ph.D. Director	September 30, 2012

/s/ Bruce Peacock	Bruce Peacock Director	September 30, 2012

/s/ Marvin E. Rosenthale	Marvin E. Rosenthale, Ph.D Director	September 30, 2012